UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): January 2, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-140548	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. hereby further amends Item 9.01 of its Current Report on Form 8-K dated January 2, 2008 and filed (by the required date) on January 7, 2008 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 2 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Georgia Hotel

Newport Historical, L.L.C., Newport Virginian, L.L.C. and Newport Savannah, L.L.C. (prior owners of the Port Wentworth/Savannah, Georgia Hampton Inn Hotel)

Independent Auditor’s Report	3
Combined Balance Sheets – December 31, 2007 and 2006	4
Combined Statements of Operations and Changes in Owners’ Equity – Years Ended December 31, 2007 and 2006	5
Combined Statements of Cash Flows – Years Ended December 31, 2007 and 2006	6
Notes to Combined Financial Statements	7

New York Hotel

Reports of Independent Certified Public Accountants	12
Consolidated Balance Sheets – December 31, 2007 and 2006	14
Consolidated Statements of Operations – Year Ended December 31, 2007 and Periods Ended December 31, 2006 and November 21, 2006	15
Consolidated Statements of Owner’s Equity – Year Ended December 31, 2007 and Periods Ended December 31, 2006 and November 21, 2006	16
Consolidated Statements of Cash Flows – Year Ended December 31, 2007 and Periods Ended December 31, 2006 and November 21, 2006	17
Notes to Consolidated Financials Statements	18

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Eight, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007	31
Notes to Pro Forma Condensed Consolidated Balance Sheet	33
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007	34
Notes to Pro Forma Condensed Consolidated Statement of Operations	35

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

INDEPENDENT AUDITOR’S REPORT

To the Members

Newport Historic, L.L.C.

Newport Virginian, L.L.C.

Newport Savannah, L.L.C.

Williamsburg, Virginia

We have audited the combined balance sheets of Newport Historic, L.L.C., Newport Virginian, L.L.C. and Newport Savannah, L.L.C. (the Company), as of December 31, 2007 and 2006, and the related combined statements of operations and changes in owners’ equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, during January 2008 the Company sold substantially all of its assets.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

February 15, 2008

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

Combined Balance Sheets

December 31, 2007 and 2006

	2007	2006
ASSETS
Investment in hotel, net	$7,753,894	$7,984,598
Cash and cash equivalents	152,812	67,960
Escrow deposits	196,414	228,651
Accounts receivable	14,367	24,068
Due from affiliates	2,061,795	2,041,486
Prepaid expenses and other assets	16,150	18,729
Intangible assets, net	130,810	151,364

Total assets	$10,326,242	$10,516,856

LIABILITIES AND OWNERS’ EQUITY
Mortgage note payable	$3,633,051	$3,743,253
Accounts payable and accrued expenses	154,258	220,732
Due to affiliates	5,296,269	5,606,002

Total liabilities	9,083,578	9,569,987
Owners’ equity	1,242,664	946,869

Total liabilities and owners’ equity	$10,326,242	$10,516,856

See accompanying notes.

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

Combined Statements of Operations and Changes in Owners’ Equity

Years Ended December 31, 2007 and 2006

	2007	2006
REVENUES
Rooms	$2,942,053	$2,904,353
Other income	39,763	108,221

Total revenues	2,981,816	3,012,574

OPERATING EXPENSES
Rooms	733,276	754,318
Other	38,471	25,399
Depreciation and amortization	299,141	292,053
Real estate taxes, insurance and other	159,941	159,895
Property operation, maintenance and energy costs	286,947	295,033
Management and franchise fees	389,618	381,401
Administrative	381,756	375,312

Total operating expenses	2,289,150	2,283,411

OPERATING INCOME	692,666	729,163

OTHER INCOME (EXPENSE)
Interest expense	(445,406)	(436,668)
Interest income	48,535	39,477

Total other income (expense)	(396,871)	(397,191)

Net income	295,795	331,972
Owners’ equity, beginning of the year	946,869	614,897

Owners’ equity, end of the year	$1,242,664	$946,869

See accompanying notes.

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

Combined Statements of Cash Flows

Years Ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$295,795	$331,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	299,141	292,053
Changes in operating assets and liabilities:
Accounts receivable	9,701	(13,686)
Prepaid expenses and other assets	2,579	(2,643)
Accounts payable and accrued expenses	(66,474)	13,060

Net cash provided by operating activities	540,742	620,756

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(47,883)	(64,574)
Net (increase) decrease in escrow deposits	32,237	(142,539)
Net (advances to) repayments from affiliates	(20,309)	377,197
Net advances from (repayments to) affiliates	(309,733)	(718,097)

Net cash used in investing activities	(345,688)	(548,013)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(110,202)	(102,424)

Net cash used in financing activities	(110,202)	(102,424)

Net increase (decrease) in cash and cash equivalents	84,852	(29,681)

CASH AND CASH EQUIVALENTS
Beginning	$67,960	$97,641

Ending	$152,812	$67,960

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$445,406	$436,668

See accompanying notes.

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

Notes to Combined Financial Statements

December 31, 2007 and 2006

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Newport Historic, L.L.C., Newport Virginian, L.L.C. and Newport Savannah, L.L.C. (the Company) are limited liability companies that were formed in October 1994, June 1997 and January 2004, respectively, for the purpose of acquiring, owning and operating a hotel. During 2004, the Company acquired an existing Hampton Inn by Hilton Hotels (the hotel) as part of a like-kind exchange. The hotel has 106 rooms and is located in Savannah, Georgia.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Principles of Combination

The combined financial statements include the accounts of Newport Historic, L.L.C. (Historic), Newport Virginian, L.L.C. (Virginian) and Newport Savannah, L.L.C. (Savannah). Historic and Virginian own the hotel property and improvements. Savannah operates the hotel and leases the property and improvements from Historic and Virginian. All intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are primarily comprised of trade receivables due from guests of the hotel. The Company uses the allowance method to account for uncollectible receivables and management determined that no allowance was considered necessary at December 31, 2007 and 2006. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Continued)

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

Notes to Combined Financial Statements

December 31, 2007 and 2006

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred and totaled $85,212 and $64,386 for 2007 and 2006, respectively.

Investment in Hotel

Investment in hotel is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment.

Escrow Deposits

An escrow deposit for repairs, replacements and maintenance are maintained under the control of the Company. Escrow deposits for taxes and insurance are maintained under the control of the mortgage lender.

Impairment of Long-Lived Assets

The Company’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. Actual results may vary. As of December 31, 2007 and 2006, no impairment losses were recognized.

Intangible Assets

Financing costs are recorded at cost and are being amortized by the straight-line method over ten years, the term of the related note payable. The initial franchise fee was recorded at cost and is amortized by the straight-line method over thirteen years, the contractual term of the franchise agreement. Software is recorded at cost and amortized by the straight-line method over three years.

(Continued)

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

Notes to Combined Financial Statements

December 31, 2007 and 2006

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

(Concluded)

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Occupancy and Other Taxes

Revenue is reported net of occupancy and other taxes collected from customers and remitted to governmental authorities.

Income Taxes

The Company consists of three limited liability companies. The members of each limited liability company separately account for each entity’s items of income, deductions, losses, and credits for federal income tax reporting.

NOTE 2. MORTGAGE NOTE PAYABLE

Mortgage note payable at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Capmark, installment note, collateralized by property, due monthly at $31,775, including interest at 7.24%, maturing 2018	$3,633,051	$3,743,253

Future principle maturities of the note payable are as follows:

2008	$126,471
2009	135,938
2010	146,113
2011	157,050
2012	168,805
Thereafter	2,898,674

$3,633,051

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

Notes to Combined Financial Statements

December 31, 2007 and 2006

NOTE 3. INTANGIBLE ASSETS

Intangible assets at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Deferred financing costs	$149,210	$149,210
Franchise fee	47,700	47,700
Software	17,216	17,216

	214,126	214,126
Less accumulated amortization	83,316	62,762

Intangibles, net	$130,810	$151,364

NOTE 4. INVESTMENT IN HOTEL

Investment in hotel at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Land	$570,080	$570,080
Building and improvements	7,560,898	7,560,898
Furnishings and equipment	553,704	505,820

Total cost	8,684,682	8,636,798
Less accumulated depreciation	930,788	652,200

Investment in hotel, net	$7,753,894	$7,984,598

NOTE 5. FRANCHISE AGREEMENT

The Company operates the hotel as a Hampton Inn under a franchise agreement with Hilton Hotels. The Company is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $229,452 and $240,138 for 2007 and 2006, respectively.

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

Notes to Combined Financial Statements

December 31, 2007 and 2006

NOTE 6. RELATED PARTIES

Certain members owning a substantial portion of the Company are related to and are partners in Carevest, LP. (Carevest). As needed, money is transferred to and from the hotel by Carevest. The Company owed Carevest $3,506,380 and $3,781,350 at December 31, 2007 and 2006, respectively.

Certain members owning a substantial portion of the Company are related shareholders of TLC Capital, Inc. (TLC). As needed, money is transferred to and from the hotel by TLC. The Company was owed funds by TLC totaling $303,775 and $285,037, at December 31, 2007 and 2006, respectively.

The Company is affiliated with Newport Patriot, L.L.C. through common ownership and has borrowed funds from this affiliate. As of December 31, 2007 and 2006, $1,789,889 and $1,824,652, respectively, was due to Newport Patriot, L.L.C.

The Company has advanced funds to one of the members, Hospitality Hotels, L.L.C. As of December 31, 2007 and 2006, the Company was owed $1,639,246 by this member.

Newport Hospitality Group, Inc. (the Group) is the managing company for the hotel. The Group is affiliated with the members through common ownership. The Company owed the Group $50,005 and $16,211 and the Group owed the Company $118,774 and $117,203 at December 31, 2007 and 2006, respectively. Management fee expense incurred by the Company with the Group totaled $108,777 and $109,788 for the years ended December 31, 2007 and 2006, respectively.

NOTE 7. CONCENTRATIONS

From time to time, the Company maintains bank deposits in excess of federally insured limits. As of December 31, 2007 and 2006, no bank deposit balances exceeded the federal insurance limit.

NOTE 8. SUBSEQUENT EVENT

During January 2008, substantially of the Company’s assets were sold for a gross purchase price of approximately $10 million.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Member of

57th Street Operating LLC

We have audited the accompanying consolidated balance sheets of Hotel 57, New York, New York (a hotel owned by 57th Street Operating LLC and its subsidiaries (collectively, the “Company”)), as of December 31, 2007 and December 31, 2006 and the related consolidated statements of operations, owners’ equity, and cash flows for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hotel 57, New York, New York as of December 31, 2007 and December 31, 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Orlando, Florida

March 19, 2008

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of

57th Street Operating LLC

We have audited the accompanying consolidated statements of operations, owners’ equity and cash flows of Hotel 57, New York, New York (a hotel owned by 57th Street Operating LLC and its subsidiaries (collectively, the “Predecessor”)), for the period from January 1, 2006 through November 21, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, owners’ equity and cash flows are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statements of operations, owners’ equity and cash flows, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, owners’ equity and cash flows referred to above present fairly, in all material respects, the results of their operations and cash flows of Hotel 57, New York, New York for the period from January 1, 2006 through November 21, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Orlando, Florida

March 19, 2008

Hotel 57 New York, New York

Consolidated Balance Sheets

Assets	December 31, 2007	December 31, 2006
Property and equipment, net	$69,917,883	$69,370,466
Cash and cash equivalents	1,836,517	19,625
Restricted cash	813,095	3,650,906
Receivables, net	1,185,277	719,882
Due from affiliates	2,548,407	4,557,819
Prepaid expenses and other assets	279,656	231,021
Deferred loan costs, net	417,448	886,605
Deferred rent receivable	199,286	14,054
Above market leases, net	243,652	270,471
Leases in place, net	1,815,216	2,109,204

Total assets	$79,256,437	$81,830,053

Liabilities and Owners’ Equity
Notes payable	$54,900,000	$54,900,000
Accounts payable and accrued expenses	2,845,117	7,187,825
Deferred rent liability	2,992,122	233,783
Due to affiliates	2,985,908	41,839
Below market leases, net	2,164,984	2,548,540
Above market ground lease, net	4,921,927	5,049,493

Total liabilities	70,810,058	69,961,480

Commitments and Contingencies (Notes I, K and L)
Total owners’ equity	8,446,379	11,868,573

Total liabilities and owners’ equity	$79,256,437	$81,830,053

The accompanying notes are an integral part of these consolidated financial statements.

Hotel 57 New York, New York

Consolidated Statements of Operations

For the Year Ended December 31, 2007, and the

Periods Ended December 31, 2006 and November 21, 2006

	Successor		Predecessor
	Year Ended December 31, 2007	November 22, 2006 through December 31, 2006	January 1, 2006 through November 21, 2006
Operating Revenues:
Rooms	$12,701,525	$1,076,126	$6,731,067
Commercial tenants	2,041,534	157,354	1,309,500
Other	111,989	72,523	157,966

Total revenues	14,855,048	1,306,003	8,198,533

Direct costs and expenses:
Rooms	3,711,940	349,012	2,583,939
Other	34,838	5,133	33,302

Total direct costs and expenses	3,746,778	354,145	2,617,241

Total operating revenues, less direct costs and expenses	11,108,270	951,858	5,581,292

Operating expenses:
Rent	5,800,817	554,290	4,809,074
Depreciation and amortization	2,604,309	273,611	1,035,610
Administrative and general	2,050,861	325,546	2,083,000
Utilities	614,642	68,025	375,593
Property taxes	299,129	33,042	282,323
Property operations and maintenance	817,924	220,194	616,745
Management fees	501,006	41,839	—
Sales and marketing	435,151	35,065	303,412
Insurance and other expenses	232,023	15,060	94,803

Total operating expenses	13,355,862	1,566,672	9,600,560

Operating loss	(2,247,592)	(614,814)	(4,019,268)

Other (expense) income:
Interest expense	(4,480,775)	(501,277)	(3,956,130)
Interest income	59,705	18,917	—

Total other expense	(4,421,070)	(482,360)	(3,956,130)

Net loss	$(6,668,662)	$(1,097,174)	$(7,975,398)

The accompanying notes are an integral part of these consolidated financial statements.

Hotel 57 New York, New York

Consolidated Statements of Owners’ Equity

For the Year Ended December 31, 2007, and the

Periods Ended December 31, 2006 and November 21, 2006

Predecessor *	Total Owners’ Equity
Balance, January 1, 2006	$(22,133,488)
Contributions	9,592,315
Net loss	(7,975,398)
Sale of Hotel 57 New York, New York	20,516,571

Balance, November 21, 2006	$—

Successor *
Balance, November 22, 2006	$—
Contributions	13,977,821
Distributions	(1,012,074)
Net loss	(1,097,174)

Balance, December 31, 2006	11,868,573
Contributions	3,746,468
Distributions	(500,000)
Net loss	(6,668,662)

Balance, December 31, 2007	$8,446,379

*	See Note A to the consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

Hotel 57 New York, New York

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2007, and the

Periods Ended December 31, 2006 and November 21, 2006

	Successor		Predecessor
	Year Ended December 31, 2007	November 22, 2006 through December 31, 2006	Period Ended November 21, 2006
Cash flows from operating activities:
Net loss	$(6,668,662)	$(1,097,174)	$(7,975,398)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,604,309	273,611	1,035,610
Amortization of deferred loan costs	469,157	51,708	180,866
Amortization of intangible assets	(341,090)	(40,359)	—
Change in value of interest rate cap	47,068	7,297	—
Changes in operating assets and liabilities (net of acquisition):
Receivables	(465,395)	(280,365)	146,441
Due from affiliates	2,009,412	(50,000)	—
Deferred rent receivable	(185,232)	(14,054)	(69,885)
Prepaid expenses and other assets	(95,703)	363,034	(80,760)
Accounts payable and accrued expenses	(976,569)	452,553	1,643,907
Deferred rent liability	2,758,339	233,783	2,056,422
Due to affiliates	2,944,069	41,839	—
Restricted cash	(39,363)	(134,190)	34,576

Net cash used in operating activities	2,060,340	(192,317)	(3,025,221)

Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	(62,287,947)	—
Purchase of property and equipment	(3,000,951)	(340,460)	(8,902,460)
Changes in restricted cash for investing	1,370,010	(2,009,552)	(776,801)
Changes in accrued construction payables	(3,366,139)	(515,119)	1,620,365

Net cash used in investing activities	(4,997,080)	(65,153,078)	(8,058,896)

Cash flows from financing activities:
Proceeds from notes payable	—	54,900,000	3,345,874
Payment for deferred loan costs	—	(938,313)	(157,524)
Purchase of interest rate cap	—	(55,250)	—
Contributions	3,746,468	13,977,821	9,592,315
Distributions	(500,000)	(1,012,074)	—
Changes in restricted cash for financing	1,507,164	(1,507,164)	—

Net cash provided by financing activities	4,753,632	65,365,020	12,780,665

Net increase in cash	1,816,892	19,625	1,696,548
Cash, beginning of period	19,625	—	11,423

Cash, end of period	$1,836,517	$19,625	$1,707,971

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,148,118	$275,205	$2,987,302

The accompanying notes are an integral part of these consolidated financial statements.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

Note A – Organization

The consolidated financial statements include the operations of Hotel 57 New York, New York (the “Hotel”) (a hotel owned by 57th Street Operating LLC and its subsidiaries (collectively, the “Company”)). The Company’s primary asset is the Hotel, a 210 room European style hotel located in New York, New York. The Hotel’s operations consist primarily of the rental of hotel rooms. The Hotel also leases rental space to various commercial tenants under operating leases expiring from 2013 through 2018.

The Hotel is owned by 57th Street Operating LLC (New 57th Street), through its holding company, RP PMG Manhattan Hotels, LLC (“RP PMG”), commonly referred to as the Successor, during the period from November 22, 2006 through December 31, 2006 and for the year ended December 31, 2007. The Company was owned by 57th Street Operating LLC (Old 57th Street) whose owners consisted of PMG Hotel II Operating Corp., 57th Street Fidelco, LLC, Ziel Feldman and Kevin Maloney (collectively, the “Old Co. Members”) for the period from January 1, 2006 through November 21, 2006. The Company as owned by Old Co. Members is commonly referred to as the Predecessor. As a result of the sale of Old 57th Street to RP PMG and the contribution of Old Co. Members interests in Old 57th Street to New 57th Street, the Successor recorded certain of the Hotel’s assets and liabilities on a basis different from the Predecessor. The Predecessor’s consolidated statements of operations, owners’ equity and cash flows for the period from January 1, 2006 through November 21, 2006 are being presented along with the Successor’s. The Successor consolidated financial statements are not comparable to those of the Predecessor.

On January 4, 2008, the Successor sold the Hotel for approximately $99 million to Apple Eight Hospitality Ownership, Inc. (“Apple”) (see Note M).

Note B – Summary of Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the Hotel’s significant accounting policies:

Principles of Consolidation

The consolidated financial statements include the accounts of the following entities for the year ended December 31, 2007 and for the periods from November 22, 2006 through December 31, 2006 and January 1, 2006 through November 21, 2006:

57th Street Operating LLC

57th Street Mezz, LLC

57th Street Owner, LLC

All significant inter-company transactions have been eliminated in the consolidation.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

Basis of Presentation

The accompanying consolidated financial statements have been prepared for purposes of enabling Apple Eight Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

The Hotel 57 New York, New York consolidated financial statements as of December 31, 2007 and December 31, 2006 and for the year ended December 31, 2007 and for the periods from November 22, 2006 through December 31, 2006 and January 1, 2006 through November 21, 2006 include the assets, liabilities and results of operations of the Hotel and not the limited liability companies that owned the Hotel.

Hotel 57 New York, New York Purchase

On November 21, 2006, the Successor purchased the Company owned and operated by the Predecessor for a purchase price of $70 million plus closing costs of approximately $0.6 million, of which $54.9 million was financed. The total cost of approximately $70.6 million was allocated to the net assets purchased based on their approximate fair market value. Certain Old Co. Members retained an interest in the Successor of 32%. The Company has reflected the continuing owners’ basis in the Successor at 32% of the historical Predecessor basis prior to the sale. The new ownership interest of 68% in the Successor has been recorded at fair value.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

The following presents the consolidated, condensed balance sheets of the Predecessor on a historical cost basis immediately before the sale and of the Successor after the initial capitalization as adjusted above, the funding of the debt, the assumption of certain assets and liabilities and the payment of cash at the time of the sale:

	Predecessor November 21, 2006	Successor November 22, 2006
Assets:
Property and equipment, net	$38,231,545	$69,279,118
Cash and cash equivalents	1,707,971	1,707,829
Restricted cash	2,042,819	3,943,732
Receivables, net	439,517	439,517
Due from affiliate	—	4,507,819
Prepaid expenses and other assets	193,951	546,102
Intangible assets, net	116,750	3,344,722
Deferred rent receivable	791,477	—

Total assets	$43,524,030	$83,768,839

Liabilities and members’ capital (deficit):
Notes payable	$29,945,874	$54,900,000
Deferred rent liability	24,218,763	—
Intangible liabilities, net	—	7,640,627
Accounts payable and accrued expenses	9,875,964	7,250,391

Total liabilities	64,040,601	69,791,018

Total owners’ equity	(20,516,571)	13,977,821

Total liabilities and owners’ equity	$43,524,030	$83,768,839

Net Intangible Leases

The purchase price of acquired properties is allocated to tangible and identified intangible assets acquired based on their fair values in accordance with SFAS No. 141, Business Combinations.

The aggregate value of the tangible assets acquired as of November 22, 2006 is measured based on the sum of (i) the value of the property and (ii) the present value of the unamortized in-place tenant improvement allowances as of November 22, 2006. Management’s estimate of the value of the property is determined using an independent third party appraisal. Factors considered by management in its analysis include an estimate of carrying costs such as real estate taxes, insurance and other operating expenses, and estimates of lost rentals from commercial tenants during the expected lease-up period assuming current market conditions. The value of the property is then allocated among leasehold improvements and furniture, fixtures and equipment. The value of tenant improvements is separately estimated due to the different depreciable lives. No tangible value has been assigned to land or building as the Hotel leases the building and land from an independent third party and the lease is classified as an operating lease.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

The aggregate value of intangible assets acquired is measured based on the difference between (i) the total purchase price and (ii) the value of the tangible assets acquired as defined above. This value is then allocated among above-market and below-market lease values associated with the commercial tenants, in-place lease values which includes costs to execute similar leases (including leasing commissions and other related expenses), and the above markets lease value of the Hotel’s ground lease.

Management estimates costs to execute leases similar to those acquired at the property at acquisition based on current market conditions. These costs are recorded based on unamortized in-place leasing costs as of inception.

Above-market and below-market in-place lease values for the acquired property are calculated based on the present value (using a market interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable terms of the leases. The capitalized above-market and below-market lease values are amortized as a decrease and increase, respectively, to rental income over the noncancelable term of the related leases. The amortization period for above-market and below-market lease values varies by lease up to a maximum of 144 months and 132 months, respectively.

The Company recorded an asset of $272,706 representing above-market rate leases at acquisition, and a liability of $2,580,503 representing below-market rate leases at acquisition. Rental income was increased by $356,737 and $29,728 related to the net amortization of these amounts for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006.

Additionally, the Company recorded a liability for the above market lease expense of $5,060,124 related to its ground lease at acquisition. The capitalized above market ground lease is being amortized as a decrease to rent expense over the life of the ground lease (see Note I).

The in-place lease values are based on management’s evaluation of the specific characteristics of each tenant’s lease and the overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and the expectation of lease renewals, among other factors. The in-place lease value is amortized to amortization expense over the initial term of the respective leases and projected renewal periods, but in no event does the amortization period for the intangible assets exceed the remaining depreciable life of the leasehold improvements. The amortization period for in-place lease value varies by lease and ranges from 78 months to 145 months.

The Company recorded an asset of $2,133,703 representing in-place lease values at acquisition. Amortization of in-place lease values was $293,988 and $24,499 for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

Should a tenant terminate its lease, the unamortized portion of the above-market and below-market lease values and the in-place lease values would be charged to the related revenue or expense. Approximate future net decreases to rental income as a result of net amortization of the above- and below-market leases, assuming no lease terminations, is as follows:

2008	$(356,737)
2009	(356,737)
2010	(356,737)
2011	(356,737)
2012	(356,737)
Thereafter	(137,647)

Total	$(1,921,332)

Approximate future amortization expense of in-place lease values, assuming no lease terminations, is as follows:

2008	$293,988
2009	293,988
2010	293,988
2011	293,988
2012	293,988
Thereafter	345,276

Total	$1,815,216

Approximate future decreases to rent expense of the above market ground lease is as follows:

2008	$(127,566)
2009	(127,566)
2010	(127,566)
2011	(127,566)
2012	(127,566)
Thereafter	(4,284,097)

Total	$(4,921,927)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short term investments with original maturities of three months or less when purchased. The cash balances may at times exceed federal depository insurance limits.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

Restricted Cash

Restricted cash represents escrow and reserve accounts held as compensating balances for the notes payable. This restricted cash balance is not available for use in the Hotels’ operations. In addition, pursuant to the management agreement, the Company has established a capital replacement reserve fund for the funding of non-routine repairs and major capital improvements to the Hotel, as authorized by the Company. The management agreement requires monthly deposits in the capital replacement reserve equal to four percent of total revenues, as defined.

Restricted cash consists of the following:

	December 31, 2007	December 31, 2006
Debt service	$—	$1,507,164
Real estate taxes	173,553	134,190
Capital replacement reserve	639,542	2,009,552

Total	$813,095	$3,650,906

Due to/from Affiliates

Due to/from affiliates includes advances made from or received by the Hotel to affiliates of the limited liability companies that owned the Hotel. Due to/from affiliates also includes reimbursements and other liabilities for services with the affiliates as described in Note L. The advances are non-interest bearing and were settled in connection with the sale of the Hotel to Apple in January 2008.

Property and Equipment

Prior to November 22, 2006, property and equipment was recorded at cost less accumulated depreciation and amortization. As discussed in Note A as a result of the acquisition by the Successor, property and equipment has been adjusted at November 22, 2006. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Leasehold improvements and tenant improvements are capitalized and the amortization is computed principally by the straight-line method over the shorter of the life of the lease or estimated useful lives of the related assets. Depreciation is computed principally by the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of property and equipment are as follows:

Leasehold improvements	15-39 years

Furniture, fixtures and equipment	5-7 years

Tenant improvements	6-12 years

Depreciation and amortization expense related to property and equipment totaled $2,310,321, $249,112 and $1,035,610 for the year ended December 31, 2007, and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, respectively.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

Interest expense related to construction costs has been capitalized. Interest expense capitalized totaled approximately $136,500, $11,000 and $385,000 for the year ended December 31, 2007 and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, respectively.

Valuation of Long-Lived Assets

Hotel management periodically reviews long-lived assets to be held and used in operations for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated, undiscounted, future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. As of December 31, 2007 and 2006 no impairment loss has been identified or recorded.

Income Taxes

Income taxes on earnings are payable personally by the owners of the Hotel. Accordingly, no provision has been made for federal or state income taxes in these financial statements.

Receivables

Trade accounts receivable are primarily comprised of trade receivables due from guests of the Hotel as well as from individuals and companies for services provided. Accounts receivable are monitored on a monthly basis, and an allowance for doubtful accounts is determined based on the age of the account balances and the creditworthiness of the individual customers. At December 31, 2007 and 2006, the allowance for doubtful accounts totaled $5,859 and $0, respectively. Recoveries of trade receivables previously written off are recorded when received.

Deferred Rent

Deferred rent receivables represent the difference between scheduled rental receipts and rental receipts recognized as revenue on a straight-line basis for the commercial tenants. Deferred rent liability represents the difference between scheduled rental payments and total contractual rents for the ground lease recognized as rent expense on a straight-line basis.

Deferred Loan Costs

Deferred loan costs consist of financing costs and are being amortized as a component of interest expense using the straight-line method over the term of the related debt, which approximates the effective interest rate method. Deferred loan costs also include payments for mortgage recording taxes. Amortization expense totaled approximately $469,157, $51,708 and $180,866 for the year ended December 31, 2007, and the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, respectively.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

Revenue Recognition

Revenue represents primarily room and rentals from hotel guests as well as commercial and residential tenants. Hotel revenues are recognized at the time of sale or rendering of service. Commercial and residential tenant revenue is recognized over the term of the respective lease on a straight-line basis. The Hotel presents sales and other taxes collected from customers on a net basis; accordingly such taxes are not included in revenues or direct costs.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109. (FIN 48), which clarifies SFAS 109, establishes the criterion that an individual tax position has to meet for some or all of the benefits of that position to be recognized in the Company’s financial statements. On initial application, FIN 48 will be applied to all tax positions for which the statute of limitations remains open. Only tax positions that meet the more-likely-than-not recognition threshold at the adoption date will be recognized or continue to be recognized. The cumulative effect of applying FIN 48 will be reported as an adjustment to retained earnings at the beginning of the period in which it is adopted. FIN 48 is effective for fiscal years beginning after December 15, 2007, and will be adopted by the Hotel effective January 1, 2008. The adoption of this interpretation is not anticipated to have a material impact on the Hotel results of operations or financial position.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (Statement 157). Statement 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. This guidance was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. Statement 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of the statement is not anticipated to have a material impact on the Hotel’s results of operations or financial position.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (Statement 159). Statement 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Statement 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Hotel does not anticipate making the election to measure financial assets at fair value and therefore, adoption of this standard will not have an impact on the financial statements.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

In December 2007, the FASB issued Statement No. 141R, Business Combinations (Statement 141R). This statement revises Statement 141, Business Combinations, by requiring an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This method replaces the cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. A significant change included in Statement 141R is the requirement that costs incurred to effect an acquisition, as well as restructuring costs resulting from an acquisition, must be accounted for separately as expenses. These costs were previously capitalized as part of the cost of the acquisition. Another significant change is the requirement that pre-acquisition contingencies be recognized at fair value as of the date of acquisition if it is more likely than not that they will meet the definition of an asset or liability. Statement 141R will be adopted by the Hotel effective January 1, 2009. The adoption of the statement is not anticipated to have a material impact on the Hotel’s results of operations or financial position.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (Statement 160). Statement 160 requires that ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The Statement also requires that the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. Statement 160 will be adopted by the Hotel on January 1, 2009. The adoption of the statement is not anticipated to have a material impact on the Hotel’s results of operations or financial position.

Note C – Property and Equipment

Property and equipment consists of the following:

	December 31, 2007	December 31, 2006
Leasehold improvements	$67,767,167	$65,024,139
Furniture, fixtures and equipment	4,486,074	4,228,151
Tenant improvements	367,288	367,288

Total	72,620,529	69,619,578
Accumulated depreciation and amortization	(2,702,646)	(249,112)

Property and equipment, net	$69,917,883	$69,370,466

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

Note D – Deferred Loan Costs

Deferred loan costs consist of the following:

	December 31, 2007	December 31, 2006
Deferred loan costs	$938,313	$938,313
Accumulated amortization	(520,865)	(51,708)

Total deferred loan costs, net	$417,448	$886,605

Note E – Notes Payable

At December 31, 2007 and 2006, notes payable consisted of a mortgage note and a mezzanine note payable with a third party commercial bank bearing interest rates at a floating rate per annum of LIBOR plus 1.8% (6.275% and 7.114%) at December 31, 2007 and 2006, respectively, requiring monthly interest payments only, maturing on December 9, 2008, at which time the entire outstanding principal balances will be due and payable. Monthly payments to escrow and other restricted cash accounts are also required. The notes payable are collateralized by the hotel’s leasehold improvements and other tangible property. The notes payable were guaranteed by members of the Successor until the notes payable were paid in full as a result of the sale to Apple on January 4, 2008.

At November 21, 2006, note payable consisted of a $29,945,874 mortgage loan that matured on September 30, 2007, at which time the entire outstanding principal balance was due. The mortgage loan bore interest at a base rate of LIBOR plus a supplemental rate of 3.5%. The note payable was collateralized by leasehold improvements. The note payable was guaranteed by Old Co. Members until the note payable was paid in full as a result of the sale to the Successor on November 21, 2006.

The Hotel is not subject to any debt covenants, requirements or restrictions as of December 31, 2007 and 2006.

Note F – Interest Rate Cap

The Company is exposed to fluctuations in interest rates. The Company enters into derivative agreements to manage interest costs and hedge against risks associated with fluctuating interest rates. At November 22, 2006, the Company entered into an interest rate cap agreement (the Cap Agreement) to cap LIBOR at 6% on the notional amount of $54,900,000 which was recorded at its initial fair value of $55,250 and is included in prepaid expenses and other assets in the accompanying consolidated financial statements. The Cap Agreement has an effective date of November 22, 2006, and a termination date of June 15, 2009. The Cap Agreement is recorded at its fair value of $885 and $47,953 and is included in other assets at December 31, 2007 and 2006, respectively, and all changes in fair value are recorded as an increase or decrease in interest expense as the Cap Agreement is not being accounted for as a hedge.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

Note G – Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs of approximately $120,900, $2,800 and $31,000 for the year ended December 31, 2007, and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, respectively. Advertising costs are included in sales and marketing expense in the accompanying consolidated statement of operations.

Note H – Commercial Tenants Revenues

The Company leases rental space to various tenants under operating leases expiring in 2013 through 2018. Rental income is included in commercial tenants revenues in the accompanying consolidated statement of operations.

Future minimum rentals under the leases are as follows:

2008	$1,577,907
2009	1,603,464
2010	1,629,788
2011	1,729,501
2012	1,757,428
Thereafter	4,107,902

Total	$12,405,990

These amounts do not include revenue which may be due from tenants for recovery of certain operating costs.

Note I – Lease Agreement

The Hotel’s land and building is subject to a third party lease dated September 6, 1997, which expires July 8, 2046 (the “Ground Lease”). Monthly lease payments are payable in accordance with the lease terms. Rent paid for the year ended December 31, 2007 and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, totaled $3,180,675, $331,138 and $2,752,652, respectively. The Hotel maintains a letter of credit of $1,000,000 as security for performance under the lease. The Hotel has recorded the entire Ground Lease as an operating lease.

Below are the minimum future ground lease payments as of December 31, 2007:

2007
2008	$3,271,592
2009	3,369,739
2010	3,470,831
2011	3,574,956
2012	3,682,205
Thereafter	214,677,705

Total	$232,047,028

Upon termination of lease, the improvements made to the property are forfeited to the lessor. There are no renewal options available under the lease.

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

In connection with the purchase of the property by the Successor, the Company recorded an asset for the above market lease expense of $5,060,124 related to its lease. This asset is being amortized as a reduction of rent expense on a straight line basis over the life of the lease. Amortization totaled $138,197 and $10,631 for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006, respectively.

Total net rent expense incurred related to the lease was $5,800,817, $554,290 and $4,809,074 for the year ended December 31, 2007 and for the periods ended December 31, 2006 and November 21, 2006, including straight-line rent expense of $2,758,339, $233,783 and $2,056,422, respectively.

Note J – Other Operating Revenues

Other operating revenues consists of the following for the year ended December 31, 2007 and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006.

	Successor		Predecessor
	December 31, 2007	December 31, 2006	November 21, 2006
Telephone	$33,698	$3,057	$33,062
Residential tenants	70,817	3,532	56,865
Other	7,474	65,934	68,039

Total	$111,989	$72,523	$157,966

Note K – Commitments and Contingencies

The Company is involved from time to time in various claims and legal actions in the ordinary course of business. Management does not believe that the impact of such matters will have a material adverse effect on the Company’s financial position or results of operations when resolved.

Note L – Management Agreement

The Hotel is managed by Citylife Hotel 57 Management, LLC (“Citylife”), pursuant to a hotel management agreement (the “Management Agreement”) effective November 22, 2006 and expiring in 2011, subject to five five-year extensions at the option of Citylife. Citylife is an affiliate of PMG. Also pursuant to the Management Agreement, Citylife provides various other services to the Hotel and arranges insurance coverage for the Hotel. Amounts charged by Citylife to the Company for these services and insurance coverage include the following:

Basic management fee: Three and one-half percent of total gross revenues, as defined

Hotel 57 New York, New York

Notes to Consolidated Financial Statements

December 31, 2007, and 2006

The Management Agreement also requires the Company to reimburse Citylife for expenses they incur in connection with the operations of the Hotel, and are of a specialist nature. These expenses typically include: attorneys, accountants, and valorem and tax consultants and are included in administrative and general operating expenses in the accompanying consolidated statements of operations.

Amounts charged to the Company by Citylife for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006 are as follows:

	2007	2006
Basic management fee	$501,006	$41,839
Reimbursable to Citylife	183,809	—

Total	$684,815	$41,839

Amounts payable by the Company to Citylife included in due to affiliates in the accompanying consolidated balance sheets as of December 31, 2007 and 2006 are as follows:

	2007	2006
Basic management fee payable	$336,913	$41,839
Reimbursable to Citylife	183,809	—

Total	$520,722	$41,839

No management fees were incurred during the period from January 1, 2006 through November 21, 2006 as the Hotel was managed directly by the owner.

Note M – Subsequent Event—Sale of Hotel

On January 4, 2008, the Hotel was sold to Apple for approximately $99 million. The proceeds from the sale were used to satisfy the liabilities of the Company and any remainder was distributed to the owner.

Apple REIT Eight, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hampton Inn	Port Wentworth, GA	$10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008

	Total	$109.8

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotel acquired in Port Wentworth, GA will be managed by an affiliate of Newport Hospitality Group, Inc. under a separate management agreement. The hotel in New York, NY will be managed by an affiliate of Marriott International, Inc. under a separate management agreement.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Eight, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2007, nor does it purport to represent the future financial position of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of December 31, 2007 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$87,310	$112,539	(A)	$199,849
Cash and cash equivalents	562,009	(112,415	)(B)	449,594
Other assets	21,452	—		21,452

Total Assets	$670,771	$124		$670,895

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable and accrued expenses	$452	$124		$576

Total liabilities	452	124		576

Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 200,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	679,361	—		679,361
Distributions greater than net income	(9,066)	—		(9,066)

Total shareholders’ equity	670,319	—		670,319

Total liabilities and shareholders’ equity	$670,771	$124		$670,895

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the two properties that have been purchased after December 31, 2007 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Port Wentworth, GA Hampton Inn	New York, NY Indpendent	Total Combined
Purchase price per contract	$10,780	$99,000	$109,780
Other closing and capitalized costs (credits) incurred	108	455	563
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	216	1,980	2,196

Investment in hotel properties	11,104	101,435	112,539	(A)
Net other assets/(liabilities) assumed	—	(124)	(124)

Total purchase price	$11,104	$101,311	$112,415	(B)

(B)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisition.

Apple REIT Eight, Inc.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Somerset, NJ	$16.0	November 9, 2007
SpringHill Suites	Greensboro, NC	8.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007
Hampton Inn	Port Wentworth, GA	10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008

	Total	$184.4

The Pro Forma Condensed Consolidated Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Newport Hospitality Group, Inc., an affiliate of Larry Blumberg & Associates or an affiliate of Marriott International, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Eight, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2007, nor do they purport to represent the future financial results of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

For the year ended December 31, 2007 (unaudited)

(In thousands, except per share data)

	Company Historical Statement of Operations	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC Chattanooga, TN Homewood Suites (A)	BRR Greensboro, S.M.L.L.C. & BRR Harrisonburg, S.M.L.L.C. SpringHill Suites and Courtyard (A)	Newport Historic, L.L.C., Newport Virginian, L.L.C. & Newport Savannah, L.L.C. Port Wentworth, GA Hampton Inn (A)	Hotel 57 New York, NY Indpendent (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$1,385	$4,181	$3,181	$2,011	$5,395	$2,942	$12,702	$—		$31,797
Other revenue	100	429	51	50	239	40	2,153	—		3,062

Total revenue	1,485	4,610	3,232	2,061	5,634	2,982	14,855	—		34,859

Expenses
Operating expenses	769	2,284	1,343	725	2,002	1,058	11,416	—		19,597
General and administrative	1,046	463	315	178	574	382	2,051	700	(B)	5,709
Management and franchise fees	117	432	252	260	764	390	501	—		2,716
Taxes, insurance and other	165	198	78	164	135	160	531	—		1,431
Depreciation of real estate owned	333	180	208	—	319	299	2,604	(3,943	)(C)	6,376
								6,376	(D)
Interest, net	(6,343)	507	152	375	321	397	4,421	(3,571	)(E)	(3,741)

Total expenses	(3,913)	4,064	2,348	1,702	4,115	2,686	21,524	(438)		32,088
Income tax expense	—	—	57	—	35	—	—	(92	)(G)	—

Net income (loss)	$5,398	$546	$827	$359	$1,484	$296	$(6,669)	$530		$2,771

Basic and diluted earnings (loss) per common share	$0.35									$0.10

Weighted average common shares outstanding - basic and diluted	15,376							12,916	(F)	28,292

Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on January 22, 2007, and had no operations before that date.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on January 1, 2007.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

March 21, 2008